CONSENT OF COUNSEL

We consent to the reference to our firm under the heading “Legal Counsel” in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of The Henssler Funds, Inc., as filed with the Securities and Exchange Commission on or about August 28, 2012.

/s/ PAUL HASTINGS LLP
PAUL HASTINGS LLP

Atlanta, Georgia

August 28, 2012